Exhibit 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T + 31(0)20 891 3900 | F + 31(0)20 891 3901
www.rutgersposch.com

uniQure N.V. (the “Company”)

Meibergdreef 61

1105 BA Amsterdam

The Netherlands

Date: August 6, 2014

uniQure N.V. - SEC Exhibit 5 opinion letter

Dear Sirs,

1.                                       Introduction

We have acted as Dutch legal counsel to the Company on certain matters of Dutch law in connection with a registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) relating to (i) an aggregate of 1,531,471 ordinary shares with a nominal value of EUR 0.05 each in the capital of the Company (the “2014 Option Shares”) issuable under the Company’s 2014 Share Incentive Plan (the “2014 Plan”), (ii) an aggregate of 1,691,844 ordinary shares with a nominal value of EUR 0.05 each in the capital of the Company (the “2012 Option Shares”) issuable under the Company’s 2012 Option Plan (the “2012 Plan”), and (iii) an aggregate of 609,744 ordinary shares with a nominal value of EUR 0.05 each in the capital of the Company (the “Stock Option Shares”) issuable under the 4D Stock Option Agreements (the 2012 Option Shares, the 2014 Option Shares, and the Stock Option Shares together (the “Option Shares”)).

2.                                       Definitions

Certain terms used in this opinion are defined in Annex 1 (Definitions) hereto.

3.                                       Dutch Law

We express no opinion or statement on any law other than Dutch Law. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions and statements expressed herein are rendered only as of the date of this opinion and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions or statements expressed herein.

4.                                       Scope of investigation

For purposes of this opinion, we have examined and relied solely upon the following documents:

4.1.                             a copy of the 2014 Plan and the 2012 Plan;

4.2.                             a copy of the 4D Collaboration and License Agreement;

4.3.                             a copy of the 4D Stock Option Agreements;

4.4.                             a copy of the Registration Statement;

4.5.                             a copy of the Deed of Incorporation;

4.6.                             a copy of the Articles of Association;

4.7.                             a copy of the Extract;

4.8.                             a copy of the Shareholders Register;

4.9.                             a copy of the Resolutions;

4.10.                      a copy of the Company Certificate;

In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion.

5.                                       Assumptions

For the purpose of this opinion, we have assumed that:

5.1.                             all copies of documents conform to the originals and that all originals are authentic and complete;

5.2.                             each signature is the genuine signature of the individual concerned;

5.3.                             all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of signing of the documents and remain true and accurate on the date hereof;

5.4.                             the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion;

5.5.                            the Option Shares will have been validly accepted by the subscribers for them.

6.                                       Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we express the following opinion:

6.1.                             The Option Shares, when issued, fully paid for and delivered will be validly issued, fully paid and non-assessable(1).

7.                                       Reliance

7.1.                             This opinion is furnished to you in order to be filed as an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933 or the rules and regulations promulgated thereunder.

7.2.                             This opinion may only relied upon under the express condition that it and any issues of interpretation or liability arising thereunder will be governed by Dutch Law and be brought before a court of the Netherlands. In addition, this opinion may only be relied upon under the express condition and limitation that any possible liability of Rutgers Posch Visée Endedijk N.V., its shareholders (including its directors) and employees is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

Yours faithfully,

Rutgers Posch Visée Endedijk N.V.

(1)  The term “non-assessable” has no equivalent in Dutch and as used in this opinion it means that a holder of a share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

Annex 1

Definitions

“4D Collaboration and License Agreement” means the agreement between Uniqure Therapeutics Inc. and 4D Molecular Therapeutics, LLC dated 17 January 2014;

“4D Stock Option Agreements” means the stock option agreements between uniQure N.V. and two directors/founders of 4D Molecular Therapeutics, LLC dated 17 January 2014;

“Articles of Association” means the articles of association of the Company dated 17 September 2012;

“Chamber of Commerce” means the Chamber of Commerce (Kamer van Koophandel en Fabrieken) of Amsterdam;

“Company Certificate” means the certificate dated the date of this opinion attached as Annex 2 hereto;

“Deed of Incorporation” means the Company’s deed of incorporation dated 9 January 2012 as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curaçao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands but excluding unpublished case law and case law available in electronic form only;

“Extract” means a copy of the trade register extract regarding the Company obtained from the Chamber of Commerce and dated 4 August 2014;

“Insolvency Proceedings” means each of the proceedings listed In Annex A or B of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1), as amended;

“Option Shares” means a maximum of 3,833,059 ordinary shares, nominal value EUR 0.05 each, in the Company’s share capital, to be issued by the Company pursuant to the 2014 Plan, the 2012 Plan and the 4D Stock Option Agreement;

“Registration” means the registration of the Option Shares with the SEC under the Securities Act;

“Registration Statement” means the registration statement on Form S-8 in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

“Resolutions” means: (i) the resolutions of the Company’s management board set out in the extract from the minutes of its meeting held on 9 January 2014, including, among other things set forth in “Matters Relating to the Option Plans” therein, a resolution approving the 2014 Plan and the grant of awards pursuant to such plan up to 15 percent of the fully diluted number of ordinary shares as of the closing of the Company’s initial public offering on February 10, 2014 (including options granted and still outstanding under the 2012 Plan) and to file with the SEC one or more Registration Statements for purposes of registering the Option Shares under the Securities Act, and any amendments and exhibits thereto, and any other documents which the Company shall deem necessary or desirable; (ii) the resolutions of the Company’s supervisory board set out in the extract from the minutes of its meeting held on 9 January 2014, including, among other things set forth in “Matters Relating to the Option Plans” therein, a resolution approving the 2014 Plan and the grant of awards pursuant to such plan up to 15 percent of the fully diluted number of ordinary shares as of the closing of the Company’s initial public offering on February 10, 2014 (including options granted and still outstanding under the 2012 Plan) and to file with the SEC one or more Registration Statements on Form S-8 for purposes of registering the Option Shares under the Securities Act, and any amendments and exhibits thereto, and any other documents which the Company shall deem necessary or desirable; (iii) the resolutions of the extraordinary general meeting of shareholders set out in the extract from the minutes of the meeting held on 20 January 2014, including resolutions approving the 2014 Plan, and (iv) the written resolutions of the holders of class A dated 15 January 2014, including, among other things, a resolution approving the 4D Collaboration and License Agreement and the 4D Stock Option Agreements.

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended; and

“Shareholders Register” means the Company’s shareholders register.

Annex 2

Company Certificate

From: the corporate secretary of uniQure N.V.

Dated: 6 August 2014

The undersigned:

Aicha Diba, acting in her capacity as corporate secretary of uniQure N.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands and registered with the Dutch trade register of the Chamber of Commerce under number 54385229 (the “Company”),

Background:

I.                                         The Company intends to seek the Registration with the SEC of the Option Shares;

II.                                    In connection with the Registration, on the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);

III.                               This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and

IV.                                The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.                                       Construction

1.1.                             Terms defined in the Legal Opinion have the same meaning in this Company Certificate; and

1.2.                             In this Company Certificate “including” means “including without limitation”.

2.                                       Certification

The undersigned certifies the following:

2.1.                             Authenticity

As at the date of this Company Certificate:

(i)                  all information regarding the Company registered or on file with the Dutch Trade Register of the Chamber of Commerce; and

(ii)               all information in the Shareholders Register, is correct, complete and up to date.

2.2.                             Solvency

The Company is not the subject of any Insolvency Proceedings, emergency measure (noodregeling), a non-insolvency dissolution, or a statutory merger or demerger.

2.3.                             Issue

The maximum number of Option Shares to be issued will not exceed 3,833,059.

2.4.                             General

The undersigned is not aware of:

(i)                  any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

(ii)               any fact or circumstance which she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.                                       Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Aicha Diba
Aicha Diba